EXHIBIT 32.1

Certifications of the Principal Executive Officer and Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Chewy, Inc. (the “Company”) on Form 10-Q for the period ended August 3, 2025, as filed with the Securities and Exchange Commission (the “Periodic Report”), we, Sumit Singh, Chief Executive Officer of the Company, and William Billings, Interim Principal Financial Officer and Chief Accounting Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge:

1.The Periodic Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2.The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 10, 2025

/s/ Sumit Singh
Sumit Singh
Chief Executive Officer
(Principal Executive Officer)

/s/ William Billings
William Billings
Chief Accounting Officer
(Interim Principal Financial Officer and Principal Accounting Officer)